UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 25, 2011

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	37-1516132 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (317) 328-5660
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On July 25, 2011, Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT), a Delaware limited partnership (“Calumet”), entered into a definitive asset purchase agreement (the “Purchase Agreement”) with Murphy Oil Corporation (NYSE: MUR), a Delaware corporation (“Murphy Oil”), pursuant to which Calumet will acquire (the “Superior Acquisition”):
•	Murphy Oil’s refinery located in Superior, Wisconsin (the “Superior Refinery”) and associated inventories;

•	the Superior Refinery’s wholesale marketing business and related assets (collectively, the “Superior Wholesale Business”), including certain owned or leased Murphy Oil product terminals located in Superior and Rhinelander, Wisconsin, Duluth and Crookston and Proctor, Minnesota, Grand Island, Nebraska and Toole, Utah and associated inventories and logistics assets located at each of the foregoing facilities; and

•	Murphy Oil’s “SPUR” branded gasoline wholesale business and related assets (the “SPUR Business”).
In this Current Report on Form 8-K, the Superior Refinery, the Superior Wholesale Business and the SPUR Business are collectively referred to as the “Acquired Business.” The Superior Acquisition is expected to close by the end of the third quarter of 2011, subject to customary closing conditions and regulatory approvals.
     The Superior Refinery produces gasoline, distillate, asphalt and specialty petroleum products that are marketed in the Midwest region of the United States, Canada and the surrounding border states. The Superior Refinery has crude oil throughput capacity of approximately 45,000 barrels per day. The Superior Wholesale Business transports products produced at the Superior Refinery through several Magellan pipeline terminals in Minnesota, Wisconsin, Iowa, North Dakota and South Dakota and through its own leased and owned product terminals located in Superior and Rhinelander, Wisconsin, Duluth, Crookston and Proctor, Minnesota, Grand Island, Nebraska and Toole, Utah. The Superior Wholesale Business also sells gasoline wholesale to SPUR branded gas stations, which are owned and operated by independent franchisees.
     The aggregate purchase price for the Acquired Business is $214 million, plus the market value of the Acquired Business’ hydrocarbon inventories at closing and the reimbursement of certain capital expenditures to be incurred at the Superior Refinery during the period from the execution of the Purchase Agreement to the closing of the Superior Acquisition (the “Interim Period”). The estimated market value of the hydrocarbon inventories of the Acquired Business as of June 30, 2011 was approximately $260 million and the projected capital expenditures at the Superior Refinery to be reimbursed by Calumet for the Interim Period are approximately $4 million. The purchase price is also subject to customary purchase price adjustments. Calumet intends to finance the Superior Acquisition primarily through a combination of equity and long-term debt financing and through borrowings under its revolving credit facility. Calumet’s obligation to consummate the Superior Acquisition is not conditioned upon the receipt of financing.
     The Purchase Agreement requires Calumet to enter into a crude oil supply agreement (the “Crude Oil Supply Agreement”) with Murphy Oil at the closing of the Murphy Acquisition pursuant to which Calumet will purchase from Murphy Oil a portion of the crude oil requirements of the Superior Refinery, subject to a maximum of 10,000 barrels per day and certain other customary conditions. The term of the Crude Oil Supply Agreement will be month-to-month, but, except under certain customary circumstances,

Murphy Oil may not terminate the agreement until the fifth anniversary of its effective date. Under the Crude Oil Supply Agreement, Calumet will pay Murphy Oil for such crude oil and services on a cost-plus basis and provide to Murphy Oil a $75.0 million standby letter of credit, the amount of which will be subject to adjustment from time to time based on changes in crude oil prices. The Purchase Agreement also requires Calumet to enter into a transition services agreement (the “Transition Services Agreement”) with Murphy Oil at the closing of the Superior Acquisition pursuant to which Murphy Oil will provide Calumet with certain administrative and support services related to tax and accounting, human resources and information technology for the operation of the Acquired Business for periods of time per service varying from 3 months to 6 months. Calumet will pay Murphy Oil for such services on a cost-plus basis. The Transition Services Agreement may be terminated with respect to one or more services, among other circumstances, by mutual agreement of the parties, by unilateral termination by Calumet upon 30 days notice, and by unilateral termination by Calumet or Murphy Oil upon a material breach by, or insolvency of, the other party.
     The Purchase Agreement requires Calumet to (1) make offers of employment (effective as of the consummation of the Superior Acquisition) to all Murphy Oil employees who work exclusively in the Acquired Business, (2) assume and agree to be bound by Murphy Oil’s obligations under a collective bargaining agreement covering certain of those employees (including the provision by Calumet of all compensation and benefits required under the terms of the collective bargaining agreement) and (3) provide or maintain certain compensation and related benefits to those employees not covered by the collective bargaining agreement for 12 months following closing.
     Calumet and Murphy Oil have made customary representations and warranties and have agreed to customary covenants in the Purchase Agreement, including the agreement of Murphy Oil, subject to certain exceptions, to conduct the Acquired Business in the ordinary course, to use commercially reasonable efforts to preserve the Acquired Business’ assets and to refrain from engaging in certain activities during the Interim Period. Additionally, Calumet has agreed to assume certain of Murphy Oil’s environmental compliance requirements for nitrogen oxide reductions at the Superior Refinery. The consummation of the Superior Acquisition is subject to the satisfaction of customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the receipt of specified third-party consents and approvals, the satisfaction of certain required notice periods, the absence of legal impediments prohibiting the Superior Acquisition and the absence of a material adverse effect on the Acquired Business. The Purchase Agreement provides that the closing will occur as soon as possible after satisfaction or waiver of all conditions to closing but, in any case, no earlier than the first to occur of (1) the 30th day after Murphy Oil delivers certain financial statements to Calumet and (2) the business day after Calumet completes its financing of the Superior Acquisition. There is no assurance that all of the conditions to the consummation of the Superior Acquisition will be satisfied.
     The Purchase Agreement contains certain customary termination rights for both Calumet and Murphy Oil, including, among others, the right of either party to terminate the Purchase Agreement if, subject to certain exceptions, the Superior Acquisition is not consummated by January 25, 2012. In the event of a termination of the Purchase Agreement, neither Calumet nor Murphy Oil will be required to pay a termination fee. However, in the event a party terminates the Purchase Agreement because of a willful and knowing breach by the other party of any of its obligations, representations, warranties, agreements or covenants, the breaching party may be liable for any and all damages of the terminating party arising from such breach.
     The foregoing description of the Purchase Agreement provides only a summary of the Purchase Agreement and the transactions contemplated thereunder, does not purport to be complete and is subject to and qualified in its entirety by, reference to the full text of the Purchase Agreement, a copy of which will be filed as an exhibit to the Calumet’s Quarterly Report on Form 10-Q for the three months ended September 30, 2011.

Item 7.01.	Regulation FD Disclosure.
     On July 25, 2011, Calumet issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1. The press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference into any filing made by Calumet under the Exchange Act or the Securities Act of 1933.
Cautionary Statement Regarding Forward-Looking Statements
     Certain statements and information in this Current Report on Form 8-K may constitute “forward-looking statements.” The words “may,” “intend,” “believe,” “expect,” “anticipate,” “estimate” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements include, without limitation, Calumet’s post-Superior Acquisition plans, objectives, expectations and intentions with respect to future operations; Calumet’s expectations with respect to future financial results of Calumet after the Superior Acquisition; satisfaction of the conditions to the closing of the Superior Acquisition and the possibility that the Superior Acquisition will not close; timing of the completion of the proposed Superior Acquisition; Calumet’s plans for financing the Superior Acquisition; and the total aggregate purchase price to be paid by Calumet at the closing under the Purchase Agreement (including the final value of the hydrocarbon inventories of the Acquired Business at the closing and the final amount of capital expenditures incurred at the Superior Refinery during the Interim Period to be reimbursed by Calumet). These forward-looking statements are based on Calumet’s current expectations and beliefs concerning future developments and their potential effect on Calumet. While Calumet believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Calumet will be those that Calumet anticipates. All subsequent written and oral forward-looking statements concerning Calumet, Murphy Oil, the proposed transactions or other matters, and attributable to Calumet or Murphy Oil or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Calumet undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Item 8.01	Other Events.
     On a historical basis, the Acquired Business described in Item 1.01 above generated sales of approximately $1,091 million and EBITDA of approximately $56 million for the year ended December 31, 2010.
     The historical financial statements of the Acquired Business and the pro forma financial statements for the Superior Acquisition are not included in this Current Report on Form 8-K. These financial statements will be provided in a subsequent Current Report on Form 8-K as required by SEC regulations.
Non-GAAP Financial Measures
     Calumet includes in this Current Report on Form 8-K the non-GAAP financial measure EBITDA of the Acquired Business and provides a reconciliation of EBITDA to net income, the Acquired Business’ most directly comparable financial performance and liquidity measure calculated and presented in accordance with GAAP.
     EBITDA is used as a supplemental financial measure by Calumet’s management and by external users of Calumet’s financial statements such as investors, commercial banks, research analysts and others, to assess:
•	the financial performance of Calumet’s assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of Calumet’s assets to generate cash sufficient to pay interest costs and support Calumet’s indebtedness;

•	Calumet’s operating performance and return on capital as compared to those of other companies in Calumet’s industry, without regard to financing or capital structure; and

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.
     Calumet believes that this non-GAAP measure is useful to analysts and investors as it excludes transactions not related to Calumet’s core cash operating activities. Calumet believes that excluding these transactions allows investors to meaningfully trend and analyze the performance of Calumet’s core cash operations.
     Calumet defines EBITDA for any period as net income plus interest expense (including debt issuance and extinguishment costs), taxes and depreciation and amortization.
     EBITDA should not be considered an alternative to net income, operating income or any other measure of financial performance presented in accordance with GAAP. In evaluating Calumet’s performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA does not reflect Calumet’s obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA is only one of the measurements that management utilizes. Moreover, Calumet’s definition of EBITDA may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA in the same manner. The following table presents a reconciliation of net income of the Acquired Business to EBITDA of the Acquired Business, Calumet’s most directly comparable GAAP financial performance and liquidity measures, for the period indicated.

Year Ended
December 31, 2010
(in millions)
Reconciliation of Net Income of the Acquired Business to EBITDA of the Acquired Business:
Net income	$23.9
Add:
Interest expense	—
Depreciation and amortization	18.7
Income tax expense	13.4

EBITDA	$56.0

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

99.1	Press release of Calumet Specialty Products Partners, L.P., dated July 25, 2011, regarding execution of the Purchase Agreement.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS
PARTNERS, L.P.

	By:	CALUMET GP, LLC,
its general partner

Date: July 28, 2011	By: Name:	/s/ R. Patrick Murray, II R. Patrick Murray, II
	Title:	Vice President, Chief Financial Officer and
Secretary

Exhibit Index

Exhibit
Number	Description

99.1	Press release of Calumet Specialty Products Partners, L.P., dated July 25, 2011, regarding execution of the Purchase Agreement.